                                                                    EXHIBIT 99.3


--------------------------------------------------------------------------------

                                            TECHNOLOGY BUILDERS, INC.
NOTICE OF GRANT OF STOCK OPTIONS            ID:  _________________
AND OPTION AGREEMENT                        400 Interstate North Parkway
                                            Suite 650
                                            Atlanta, GA 30339

--------------------------------------------------------------------------------

______________________________              OPTION NUMBER:  ___________
______________________________              PLAN:           1997
______________________________
______________________________              ID:
(Name and Address of Optionee)

--------------------------------------------------------------------------------

Effective ______, you have been granted a(n) Incentive Stock Option to buy _______shares of Technology Builders, Inc. (the Company) stock at ______ per share.

The total option price of the shares granted is $________.

Shares in each period will become fully vested on the date shown.


         Shares            Vest Type        Full Vest         Expiration
         ------            ---------        ---------         ----------

         ______            On Vest Date     _______           ________

         ______            On Vest Date     _______           ________


--------------------------------------------------------------------------------

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

--------------------------------------------------------------------------------



--------------------------                           ---------------------------
Technology Builders, Inc.                            Date

--------------------------                           ---------------------------
(Name of Grant Recipient)                            Date